SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 30, 2004

SouthCrest Financial Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	333-112845	58-2256460

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Glynn Street, Suite B, Fayetteville, GA	30214

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (706) 647-5426

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Item 2.01 Completion of Acquisition or Disposition of Assets

     As previously disclosed, Upson Bankshares, Inc. (“Upson”) and First Polk Bankshares, Inc.(“First Polk”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), for a merger of equals whereby First Polk would be merged with and into Upson (the “Merger”), with the combined company to be named SouthCrest Financial Group, Inc (the “Company”). The Merger Agreement, as amended, is incorporated herein by reference into this Item 2.01. The Merger was approved by the shareholders of both Upson and First Polk on September 22, 2004.

     Following the resolution of all conditions set forth in the Merger Agreement, the Merger was completed and effective as of September 30, 2004 and Upson’s name was changed to SouthCrest Financial Group, Inc.

     In consideration for the Merger, each share of First Polk was converted into the right to receive either (i)$16.00 in cash or (ii) one share of Upson’s common stock. In addition, Upson’s shareholders also have the right to redeem their shares of Upson’s common stock for $16.00 per share in cash. Under the terms of the Merger Agreement, elections by the former shareholders of First Polk to receive cash for their shares and the shareholders of Upson to redeem their shares for cash are subject to adjustment so that no more than $1,500,000 in cash is paid to shareholders in connection with the Merger. The Company expects to issue up to 1,484,029 share of its common stock to the former shareholders of First Polk in connection with the merger.

Item 9.01 Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired

     The audited financial statements of First Polk required by this item are incorporated by reference to pages F-39 through F-60 of the Company’s Registration Statement on Form S-4 (Registration No. 333-112845).

     (b) Pro Forma Financial Information

The following interim pro forma financial information, as required by this Item 9.01(b), is filed with this Report:

Unaudited Condensed Balance Sheet as of September 30, 2004	F-1
Unaudited Pro Forma Combined Statement of Income for the nine months ended September 30, 2004	F-2
Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 2003	F-3
Notes to Pro Forma Combined Financial Statements	F-4 – F-5

     (c) Exhibits

2.1	Agreement and Plan of Merger, dated as of November 24, 2003, by and between the Company and First Polk (incorporated by reference from Exhibit 2.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-112845)).

2.1.1	Amendment to Agreement and Plan of Merger, dated as of June 30, 2004, by and between the Company and First Polk (incorporated by reference from Exhibit 2.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-112845)).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHCREST FINANCIAL GROUP, INC.
Dated: December 17, 2004	By:	/s/ Douglas J. Hertha
Douglas J. Hertha
Sr. Vice President and Chief Financial Officer

SouthCrest Financial Group, Inc. And Subsidiaries
Consolidated Balance Sheet
September 30, 2004
(Unaudited)

In Thousands
Assets
Cash and due from banks	$12,058
Interest-bearing deposits in banks	4,946
Federal funds sold	2,166
Securities available-for-sale	39,974
Securities held-to-maturity (fair value $91,506)	90,928
Restricted equity securities, at cost	1,012
Loans held for sale	--
Loans	232,325
Less allowance for loan losses	3,204

Loans, net	229,121
Premises and equipment	8,908
Intangible assets, net of amortization	9,197
Other assets	9,015

Total assets	$407,325

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$54,735
Interest-bearing	295,078

Total deposits	349,813
Federal funds purchased	385
Federal Home Loan Bank advances	400
Other liabilities	4,653

Total liabilities	355,251

Commitments and contingencies
Redeemable common stock held by ESOP	384

Stockholders’ equity
Common stock, par value $1; 10,000,000 shares authorized; 3,671,782 issued	3,672
Additional paid in capital	42,111
Retained earnings	6,247
Accumulated other comprehensive loss	(265)

51,765
Less cost of 7,168 shares of treasury stock	(75)

Total stockholders’ equity	51,690

Total liabilities and stockholders’ equity	$407,325

See notes to Pro Forma Combined Financial Statements.

SouthCrest Financial Group, Inc. and Subsidiary
Combined with First Polk Bankshares, Inc. and Subsidiary
Pro Forma Combined Statement of Income

     The following unaudited pro forma condensed statement of income has been prepared to reflect the acquisition by SouthCrest of 100% of First Polk Bankshares, Inc. after giving effect to the adjustments described in the notes to the pro forma condensed statement of income. The following pro forma condensed statement of income is prepared based on an assumption that 100% of First Polk’s common stock is exchanged for SouthCrest common stock. The acquisition was accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included or incorporated in this Report.

For the Nine Months Ended September 30, 2004
(In Thousands Except Per Share Amounts)
(Unaudited)

			Pro Forma
			Adjustments
						Pro Forma
	SouthCrest	Polk	Debit	Credit		Combined
Interest Income	$10,192	$6,387	$42	$75	(1)	$16,612
Interest Expense	2,567	946		11	(2)	3,502

Net Interest Income	7,625	5,441	42	86		13,110
Provision for Loan Losses	290	113				403

Net interest income after provision for loan losses	7,335	5,328	42	86		12,707
Other income	2,295	1,187				3,482
Other expense	5,774	4,024	423	(3)&	(4)	10,221

Net income before income taxes	3,856	2,491	465	86		5,968
Income tax expense	1,171	758		117	(5)	1,812

Net income	$2,685	$1,733	$465	$203		$4,156

Earnings per share	$1.23	$1.17				$1.16

Average shares outstanding	2,181	1,484	93		(6)	3,572

See Notes to Pro Forma Combined Financial Statements.

(1)	Record amortization of loan and securities fair value adjustments over lives of approximately 3 ½ years.

(2)	Record amortization of time deposit fair value adjustment over a life of 2 years.

(3)	Record amortization of core deposit intangible over a life of 10 years.

(4)	Record amortization of premises and equipment fair value adjustment over a life of 20 years.

(5)	Record deferred income tax effect of amortization of fair value adjustments at Polk’s estimated effective tax rate of 30.75%.

(6)	Record redemption of 93,058 shares.

SouthCrest Financial Group, Inc. and Subsidiary
Combined with First Polk Bankshares, Inc. and Subsidiary
Pro Forma Combined Statement of Income

     The following unaudited pro forma condensed statement of income has been prepared to reflect the acquisition by SouthCrest of 100% of First Polk Bankshares, Inc. after giving effect to the adjustments described in the notes to the pro forma condensed statement of income. The following pro forma condensed statement of income is prepared based on an assumption that 100% of First Polk’s common stock is exchanged for SouthCrest common stock. The acquisition was accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included or incorporated in this Report.

For the Year Ended December 31, 2003
(In Thousands Except Per Share Amounts)
(Unaudited)

			Pro Forma
			Adjustments
						Pro Forma
	Upson	Polk	Debit	Credit		Combined
Interest Income	$13,246	$8,411	$57	$99	(1)	$21,699
Interest Expense	4,116	1,521		15	(2)	5,622

Net Interest Income	9,130	6,890	57	114		16,077
Provision for Loan Losses	324	169				493

Net interest income after provision for loan losses	8,806	6,721	57	114		15,584
Other income	3,512	1,600				5,112
Other expense	7,593	5,149	559	(3)&	(4)	13,301

Net income before income taxes	4,725	3,172	616	114		7,395
Income tax expense	1,390	976		154	(5)	2,212

Net income	$3,335	$2,196	$616	$268		$5,183

Earnings per share	$1.53	$1.48				$1.45

Average shares outstanding	2,182	1,484	93		(6)	3,573

See Notes to Pro Forma Combined Financial Statements.

(1)	Record amortization of loan and securities fair value adjustments over lives of approximately 3 ½ years.

(2)	Record amortization of time deposit fair value adjustment over a life of 2 years.

(3)	Record amortization of core deposit intangible over a life of 10 years.

(4)	Record amortization of premises and equipment fair value adjustment over a life of 20 years.

(5)	Record deferred income tax effect of amortization of fair value adjustments at Polk’s estimated effective tax rate of 30.75%.

(6)	Record redemption of 93,058 shares.

SouthCrest Financial Group, Inc. and Subsidiary
Combined with First Polk Bankshares, Inc. and Subsidiary
Notes to Pro Forma Combined Financial Statements

(Unaudited)

A.	On September 30, 2004 the Company completed its merger with First Polk Bankshares, Inc., a bank holding company based in Cedartown, Georgia and the parent company of The First National Bank of Polk County. In connection with this merger, the Company issued 1,484,029 shares of common stock in exchange for all the outstanding common shares of Polk Bankshares, Inc. A stipulation to the merger agreement was that shareholders of both companies could elect to redeem their shares at a price of $16.00 per share, with the provision that the maximum aggregate amount of cash that would be paid to shareholders electing cash would be $1.5 million, or 93,750 shares. After the merger was completed on September 30, shareholders were given until November 8 to make their election to receive cash or stock. As a result, the number of shares to be exchanged for cash totaled 93,058 for a total of $1,488,928.

B.	The balance sheet on page F-1 presents the combined balance sheet of SouthCrest as of September 30 after completion of the merger. The cost of the acquisition of Polk, and the allocation of the fair market value of Polk’s common shares over the carrying value of Polk’s equity is as follows (dollars in thousands):

	Shares	Price	Total
Sales Price	1,484,029	$16.00	$23,744
Acquisition Costs			473

Total Purchase Price			24,217
Book Value of Polk at September 30			20,296

Premium paid over book value			$3,921

Allocation of premium paid over book value
Estimated fair value adjustment of loans			$(351)
Estimated fair value adjustment of securities			208
Estimated fair value adjustment of core deposit intangible			5,570
Estimated fair value adjustment of premises and equipment			259
Estimated fair value adjustment of time deposits			(30)
Estimated fair value adjustment of deferred taxes			(1,735)

Premium paid over book value			$3,921

C.	The estimated fair values of loans and time deposits were based on projected cash flows discounted at interest rates which approximate the interest rates currently offered by the bank at the time of the merger. The estimated fair value of securities was obtained by independent valuation. The estimated fair value of premises and equipment was obtained by reference to property tax bills. The estimated value of the core deposit intangible was calculated based on average balances of Polk’s checking and savings accounts using decay rates that approximate the average lives of those accounts. Deferred taxes have been calculated on the fair value adjustments for loans, securities, time deposits, premises and equipment, and core deposit intangible using Polk’s estimated effective tax rate of 30.75%.

D.	The purchased adjustments will be accreted / amortized over the estimated average remaining lives using the straight-line method. The estimated average lives are presented below.

		Annual (Accretion)
Purchase adjustment	Accretion / Amortization Period	Amortization (000s)
Fair value adjustment of loans	42 months	$(99)
Fair value adjustment of securities	41 months	57
Fair value adjustment of core deposit intangible	120 months	547
Fair value adjustment of buildings	240 months	12
Fair value adjustment of time deposits	24 months	(15)

The deferred taxes will be written off over the average lives of the purchase adjustments.